SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 24, 2001


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        000-22609                                          84-1339282
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



1801 California Street              Denver, Colorado                80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code: 303-992-1400
                                                            --------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.      OTHER EVENTS

On April 24, 2001, Qwest Communications International Inc. ("Qwest") reported its financial results for the 1st quarter of 2001. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On April 24, 2001, Qwest also hosted a conference call with media, analysts, investors and other interested persons during which it discussed, among other things, its business and operations, its announced financial results and its expected financial results for future periods. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call Qwest announced the following (all numbers are approximate):

o Where applicable, information had been presented on a pro forma normalized basis to exclude the revenue from Qwest's divested interLATA business in its local service area, and charges from merger-related and other one-time items. The merger related and non-recurring items include severance costs, a write-down of investments and premiums paid to retire high-yield notes.

o It expected that revenue would grow between 12% and 13% for the 2nd quarter of 2001 over the 2nd quarter of 2000. It expected higher growth rates in the subsequent quarters of 2001.

o It expected that revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) for 2001 would be within the previously announced ranges. Its previous guidance was for revenues of $21.3 billion to $21.7 billion (a 12.5% to 14.5% increase over 2000) and EBITDA of $8.5 billion to $8.7 billion (a 14.9% to 17.6% increase over 2000).

o Internet and data revenue, which grew 44% (for the 1st quarter of 2001 over the 1st quarter of 2000), constituted 25% of total revenues for the 1st quarter of 2001.

o DSL customers grew by more than 125% in the 1st quarter of 2001 over the 1st quarter of 2000. It expects to meet or exceed its target of 500,000 DSL customers at the end of 2001, an increase of 100% over 2000.

o It ended the 1st quarter of 2001 with 908,000 wireless customers compared with 805,000 customers at the end of 2000. These results reflect the termination by Qwest of 30,000 customers in its low-value, pre-paid wireless business, and of 4,700 inactive wireless customers. As previously announced, Qwest is cooperating with the Securities and Exchange Commission in its inquiry regarding the number of wireless customers. As previously announced, Qwest is targeting 1.6 million wireless customers at the end of 2001.

o It was on track to meet previously announced targets of 15% to 17% CAGR (compounded annual growth rate) for revenue and approximately 20% CAGR for EBITDA from 2000 to 2005.

o While it was too early to provide guidance regarding expected results for 2002, it expected that revenue growth in 2002 would be near 15%.

o It had a multi-year contract value backlog of $500 million for design services.

o It expected that for the last three quarters of 2001, revenue growth would come from the following areas:

         o Broadband services and hosting (including professional services), dedicated Internet access, storage and ASP -- $550 million to $600 million
         o Data services including optical bandwidth, frame relay and ATM -- $750 million to $800 million
         o    Wireless services -- $300 million to $350 million
         o All other services such as voice and directory revenues (including the offset of declining switched access revenues) -- $300 million to $350 million

o It was comfortable with prior guidance of EBITDA margins of just under 40% in 2001.

o It expected depreciation expense of $2.8 billion in 2000 to increase by one-third in 2001.

o It expected interest and other expense (net of capitalized interest) of $1.2 billion in 2000 to increase by 35% to 40% in 2001.

o It expected the number of diluted shares for 2001 to be about the same level as 2000, or about 1.69 billion shares.

o It had diluted EPS (earnings per share) of $0.13 and cash EPS of $0.30 for the 1st quarter of 2001.

o As a result of increased discounts from suppliers and other procurement synergies, among other things, it expects capital expenditures for 2001 of $9.2 billion, $300 million less than previous estimates. It also expected that capital expenditures for 2002 would be several hundred million dollars less than 2001 levels (in the $8.5 billion to $9 billion range).

o Qwest believes that capital expenditures are higher in 2001 than they will be in future periods in part because of Qwest's efforts to seek
         Section 271 approval to re-enter the interLATA business in its region. It estimates that the Section 271 approval process resulted in incremental capital and operating expenditures in 2000 of $550 million and $475 million, respectively, and will result in incremental capital and operating expenditures in 2001 of $550 million and $600 million, respectively. It also estimates that more than 2,500 employees are spending most of their time on the initiative. It expects that in future periods the expenditures and employee time devoted to the
         Section 271 approval process will decrease as Qwest receives approval and scales back the approval activities.

o In response to a question about possible transactions, Qwest clarified that it did not have any present intention to acquire a CLEC or to acquire or sell any substantial number of access lines (other than previously announced pending sales of access lines).

o It had a $430 million pre-tax charge for merger-related and one-time items, including $209 million in merger-related items, mainly headcount reductions, contract terminations and settlements and fixed asset write-downs, $116 million in investment write-downs (including $90 million with respect to its investment in Advanced Radio Telecom) partially offset by the gain on the Global Crossing derivative, and $105 million in premiums paid for early retirement of higher interest debt.

Qwest's press release attached as Exhibit 99.1 to this Current Report on Form 8-K includes pro forma normalized unaudited financial statements as well as consolidated unaudited financial statements that do not give effect to the exclusion of the merger-related and one-time items are attached as Exhibit 99.2 to this Current Report on Form 8-K. These consolidated financial statements do not necessarily provide an accurate picture of the change in the business and operations of Qwest for the relevant periods, because they exclude the results of operations of Qwest (prior to the U S WEST acquisition) for all periods before June 30, 2000, and include the effects of merger-related and one-time items that do not necessarily reflect Qwest's expected operating results for future periods.

FORWARD LOOKING STATEMENTS WARNING

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc. timely or at all and difficulties in combining the operations of Qwest and U S WEST. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention and is based upon, among other things, the existing regulatory environment, industry conditions and market conditions and prices. Qwest may change its intentions, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by Regulation FD or otherwise or that the information is material.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             Exhibit 99.1 Press release dated April 24, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  April 24, 2001               By: /s/ YASH A. RANA
                                       -----------------------------------------
                                       Yash A. Rana
                                       Associate General Counsel and
                                       Assistant Secretary

                                  EXHIBIT INDEX



             Exhibit 99.1 Press release dated April 24, 2001.